UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 21, 2021

SERITAGE GROWTH PROPERTIES
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37420	38-3976287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Fifth Avenue, Suite 1530 New York, New York	10110
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (212) 355-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common shares of beneficial interest, par value $0.01 per share	SRG	New York Stock Exchange
7.00% Series A cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share	SRG-PA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2021, Seritage Growth Properties (the “Company”) announced certain senior management promotions and other changes as part of an organizational restructuring. In connection with these changes, Mary Rottler has been appointed as the Company’s Chief Operating Officer and Andrew Galvin has been appointed as the Company’s Chief Investment Officer, each effective April 26, 2021. Ms. Rottler is replacing Kenneth T. Lombard, who will serve as Special Advisor to the Company.

Changes to the titles and compensation of the Company’s executive officers, which are being implemented as of April 26, 2021 as part of the organizational restructuring, include the following:

Ms. Rottler, who has served in her role as the Company’s Executive Vice President of Leasing and Operations since 2015, has been appointed as the Chief Operating Officer. Ms. Rottler’s base salary was increased to $425,000, her annual target incentive opportunity was increased to 75% of base salary, with a maximum annual incentive opportunity of 100% of base salary, and her annual target equity award was updated to be 75% of base salary, with an annual maximum equity award of 125% of base salary. Ms. Rottler is currently 45 years old; further information on her background can be found in the Company’s Form DEF 14A Proxy Statement for the 2021 Annual Meeting of Shareholders filed with the SEC on April 9, 2021. There are no family relationships between Ms. Rottler and any director or other executive officer of the Company and there are no related persons transactions (within the meaning of Item 404(a) of Regulation S-K) involving Ms. Rottler and the Company and its subsidiaries.

Andrew Galvin, the Company’s Executive Vice President of Investments, has been named Chief Investment Officer. Mr. Galvin’s base salary was increased to $425,000, his annual target incentive opportunity was increased to 75% of base salary, with a maximum annual incentive opportunity of 100% of base salary, and his annual target equity award was updated to be 75% of base salary, with an annual maximum equity award of 125% of base salary.

Matthew Fernand, the Company’s General Counsel, Executive Vice President and Secretary, will be the Company’s Chief Legal Officer. Mr. Fernand’s compensation will be updated to reflect an annual target equity award of 75% of base salary, with an annual maximum equity award of 100% of base salary. Additionally, compensation for Amanda Lombard, the Company’s Chief Financial Officer, will be updated to reflect an annual target equity award of 75% of base salary, with an annual maximum equity award of 100% of base salary.

In each case, except as described above, the terms of the executive’s employment agreement continue to be in effect.

In his role as Special Advisor, Mr. Lombard will receive a consultant services fee equal to, in the aggregate, his current base salary and target annual incentive opportunity for the remainder of 2021 and in 2022. Mr. Lombard will continue to vest in all outstanding equity awards during his service to the Company as Special Advisor, but he will not be eligible for new equity grants.

James Bry, the Company’s Executive Vice President of Development and Construction, will depart from Seritage, effective as of April 23, 2021. Mr. Bry’s duties will be transitioned to other members of the Company's senior management. The Company wishes Mr. Bry well on his future endeavors.

Item 8.01.	Other Events.
On April 21, 2021, the Company issued a press release announcing these and other promotions and changes as part of the organizational restructuring. A copy of the press release is filed as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated April 21, 2021

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERITAGE GROWTH PROPERTIES

By:	/s/ Matthew Fernand
Matthew Fernand
General Counsel, Executive Vice President and Secretary

Date: April 21, 2021